UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	March 1, 2024
(Date of earliest event reported)	March 1, 2024

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01		Regulation FD Disclosure

On March 1, 2024, ONE Gas, Inc. (NYSE: OGS) announced that its Kansas Gas Service division filed a request with the Kansas Corporation Commission (KCC) for an increase in its rates to recover the investments made to maintain a safe, reliable, and environmentally responsible natural gas distribution system across Kansas. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01		Other Events

ONE Gas, Inc. announced today that its Kansas Gas Service division filed a request with the KCC to increase its net base rates by $58 million. Since its last base rate case finalized in February 2019, Kansas Gas Service has invested over $600 million in its natural gas distribution system. Through the Gas System Reliability Surcharge (GSRS), existing rates include $297 million of the $600 million.

Kansas Gas Service’s request, if approved, represents a net rate increase of $58 million. Kansas Gas Service is already recovering $35 million from customers through the GSRS, resulting in a total base rate increase of $93 million.

Kansas Gas Service’s request also proposes new residential rate options that align with the energy used and give customers more control of their bills. If approved, the average monthly residential bill will increase by approximately $6.71 for customers who typically use less natural gas and $9.48 for those who use more natural gas.

The company’s filing also includes a proposed annual performance-based rate adjustment mechanism that would review rates annually to address investments and changes in operating expenses necessary to maintain safe and reliable service.

The filing is based on a 10.25 percent return on equity and a 59.6 percent common equity ratio.
The filing represents a rate base of $1.4 billion, compared with $1.3 billion included in existing base rates plus previously approved GSRS-eligible investments.

The portion of the bill associated with the cost of gas, which represented 52 percent of the average residential bill in 2023, is not impacted by this filing. The cost of gas continues to be passed through to customers with no markup.

In accordance with Kansas law, the KCC has 240 days to consider Kansas Gas Service’s filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONE Gas, Inc. dated March 1, 2024.

104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	March 1, 2024	By:	/s/ Christopher P. Sighinolfi
Christopher P. Sighinolfi Senior Vice President and Chief Financial Officer